Exhibit 15.1

TIAN YUAN LAW FIRM

Date: June 16, 2025

TAL Education Group
TAL Building No.1
Courtyard No. 9, Qixin Middle Street
Changping District
Beijing 102200
People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the reference to our firm in “Item 4. Information on the Company—C. Organizational Structure—VIE Contractual Arrangements” in the annual report on Form 20-F for the fiscal year ended February 28, 2025, which will be filed by TAL Education Group on June 16, 2025 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and further consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration No. 333-172178, 333-249518 and 333-275096). We also consent to the filing with the Securities and Exchange Commission of this consent letter as an exhibit to the annual report on Form 20-F for the fiscal year ended February 28, 2025. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm